EXHIBIT 99.2



Description of WorldCom Group Stock and MCI Group Stock

We have summarized below the material terms of WorldCom group stock and MCI group stock, the terms of which will be contained in the articles of amendment to be adopted by our board of directors.

         Actions by Our Board of Directors Without Shareholder Approval, No Separate Boards of Directors for the Groups

         Under our charter as amended by our articles of amendment, our board of directors will be able to take actions with respect to the WorldCom group and the MCI group and WorldCom group stock and MCI group stock without shareholder approval so long as those actions are taken on the terms and conditions set forth in our charter. Neither the WorldCom group nor the MCI group will have a separate board of directors to represent solely the interests of holders of WorldCom group stock or MCI group stock. As described under "-Voting Rights," the holders of WorldCom group stock and the holders of MCI group stock will generally vote together as a single voting group on all matters on which holders of common stock are entitled to vote. This includes the election of directors of WorldCom.

         If we decide to take other actions with respect to WorldCom group stock or MCI group stock or the WorldCom group or the MCI group that are not on the terms and conditions in our articles of amendment, we would be required to obtain shareholder approval of an amendment to our charter. In instances listed under "-Voting Rights," approval of this type of an amendment would require both the approval of the holders of WorldCom group stock and MCI group stock, voting together as a single voting group, and the approval of the holders of any series of common stock whose rights were affected by the amendment, voting as a separate voting group.

         The actions that our board of directors may take without shareholder approval, discussed in more detail below, include decisions to:

o issue additional shares of WorldCom group stock and MCI group stock so long as those additional shares are authorized shares under our charter;

o pay dividends on a series of common stock, subject to the limitations set forth in the charter;

o convert MCI group stock into WorldCom group stock on the terms set forth in the charter;

o redeem a series of common stock in exchange for stock of one or more wholly owned subsidiaries holding all of the assets and liabilities attributed to the related group;

o dispose of assets attributed to the WorldCom group or the MCI group, except as otherwise required by Georgia law;

o if we dispose of 80% or more of the assets attributed to a group, pay a special dividend on, or redeem shares of, the series of common stock related to that group or convert the MCI group stock into shares of WorldCom group stock; or

o take actions that require an increase or decrease in the number of shares of MCI group stock reserved for the WorldCom group or the number of shares of WorldCorn group stock reserved for the MCI group.


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Authorized and Outstanding Shares

         Our Current Capital Structure

         Our current charter authorizes us to issue 5,050,000,000 shares of stock, consisting of 5,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. Of the 50,000,000 shares of preferred stock, our board has designated:

         o  94,992 as Series A Preferred Stock,

         o  15,000,000 as Series B Preferred Stock,

         o  3,750,000 as Series C Preferred Stock, and

         o  5,000,000 as Series 3 Preferred Stock.

         As of April 16, 200l, 2,894,429,875 billion shares of our existing common stock (including treasury shares) and 10,338,265 shares of preferred stock were issued and outstanding.

         Our Proposed Capital Structure

         The articles of amendment will authorize us to issue 5.05 billion shares of stock as follows:

         o  4.85 billion shares as "WorldCom, Inc.-WorldCom Group Common
            Stock;"

         o  150 million shares as "WorldCom, Inc.-MCI Group Common Stock"; and

         o 50 million shares of preferred stock in series, par value $.01 per share (of which the shares described above and an additional 4.85 million shares of Series 4 Preferred Stock and 150,000 shares of Series 5 Preferred Stock will have been designated by our board of directors).

         As a result of the tracking stock proposal, assuming the number of shares of existing common stock then outstanding on April 16, 2001, 2,894,429,875 shares of WorldCom group stock and 115,777,195 shares of MCI group stock will be issued and outstanding. In addition, 320,227,746 shares of WorldCom group stock and 6,304 shares of MCI group stock will be reserved for issuance upon the exercise of outstanding options and warrants, the conversion of outstanding convertible securities and otherwise.

         Issuances of Common Stock Without Shareholder Approval

         After the implementation of the tracking stock proposal, our board of directors may issue authorized but unissued shares of WorldCom group stock and MCI group stock from time to time for any proper corporate purpose. Our board of directors will have the authority under our charter, as amended by our articles of amendment, to issue additional shares of MCI group stock or WorldCom group stock without a vote of our shareholders, except as may be required by Georgia law, the NASDAQ listing rules or the rules of any stock exchange on which any series of outstanding common stock may then be listed.

         Attribution of Proceeds of Issuances of Common Stock

         If we issue shares of a series of common stock for cash or other property, such as in an acquisition, the proceeds of that issuance, including property acquired in an acquisition, will be attributed to the group in respect of which that series of common stock has been issued; provided, however, that no property will be attributed to the MCI group for issuance of any MCI group stock in connection with the Intermedia merger. If there are shares of series of stock related to that group reserved for another group or for issuance to the holders of the series of stock related to that other group, our board of directors will decide at the time of the issuance whether any portion of the proceeds should be attributed to the group for which those reserved shares have been reserved.



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

Dividends

         Dividends on our existing common stock are limited to the funds we legally have available for distributions under Georgia law, subject to the prior payment of dividends on any preferred stock.

         Our articles of amendment provide that dividends on WorldCom group stock or MCI group stock will be limited to the lesser of:

o the funds we legally have available for distributions under Georgia law; and

o the available distribution amount for the WorldCom group or the MCI group, as the case may be.

         The available distribution amount for a particular group is the same amount that would be legally available for the payment of dividends on the series of stock related to that group if that group were a separate company under Georgia law. The available distribution amount for the relevant group is the lesser of:

o any amount in excess of the minimum amount necessary to pay debts attributed to that group as they become due in the usual course of business; and

o the total assets attributed to that group less the sum of the total liabilities attributed to that group plus the amount that would be needed to satisfy the preferential rights upon dissolution of shares of stock, if any, attributed to that group that are superior to the series of stock related to that group.

         Under Georgia law, the amount of funds we legally have available for distributions is determined on the basis of our entire company, and not only the respective groups. As a result, the amount of legally available funds will reflect the amount of:

o            any net losses of each group;

o any distributions on WorldCom group stock, MCI group stock or any preferred stock; and

o any repurchases of WorldCom group stock, MCI group stock or any preferred stock.

         Payment of dividends on WorldCom group stock or MCI group stock also may be restricted by loan agreements, indentures and other agreements or obligations entered into by us from time to time.

Voting Rights

         Currently, the holders of our existing common stock are entitled to one vote per share on all matters submitted to shareholders.

         The holders of WorldCom group stock and the holders of MCI group stock will be entitled to vote on any matter on which our shareholders are, by Georgia law, by Nasdaq listing rules or by the provisions of our charter or our bylaws or as determined by our board of directors, entitled to vote.

         The holders of WorldCom group stock and the holders of MCI group stock will vote together as a single voting group on each matter on which holders of common stock are generally entitled to vote, except as described below.

         On all matters as to which all series of common stock will vote together as a single voting group:

o            each share of WorldCom group stock will have one vote; and



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

o each share of MCI group stock will have a number of votes, which may be a fraction of one vote, equal to the average market value of one share of MCI group stock divided by the average market value of one share of WorldCom group stock. We will calculate the average market values during the 20-day trading period ending on the tenth trading day prior to the record date for determining the holders entitled to vote.

         Accordingly, the relative per share voting rights of WorldCom group stock and MCI group stock will fluctuate depending on changes in the relative market values of shares of the series of common stock.

         Upon implementation of the tracking stock proposal, we expect that WorldCom group stock will retain a substantial majority of the total voting power of WorldCom because we expect that initially the total market value of the outstanding shares of WorldCom group stock will be substantially greater than the total market value of the outstanding shares of MCI group stock.

         We will set forth the number of outstanding shares of WorldCom group stock and MCI group stock in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed under the Securities Exchange Act of 1934. We will disclose in any proxy statement for a shareholders' meeting the number of outstanding shares and per share voting rights of WorldCom group stock and MCI group stock.

         If shares of only one series of common stock are outstanding, each share of that series will have one vote. If any series of common stock is entitled to vote as a separate voting group with respect to any matter, each share of that series will, for purpose of that vote, have one vote on that matter.

         The holders of WorldCom group stock and the holders of MCI group stock will not have any rights to vote separately as a voting group on any matter coming before our shareholders, except in the limited circumstances provided under Georgia law described below or by NASDAQ listing rules, our charter or our bylaws. Our board of directors could also decide, in its sole discretion, to condition the taking of any action upon the approval of a series of common stock, voting as a separate voting group.

         The holders of the outstanding shares of a series are entitled to vote as a separate voting group on a proposed amendment to our charter if the amendment would:

o effect an exchange or reclassification of all or part of the shares of the series into shares of the other series;

o effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of the other series into shares of the series;

o change the designation, rights, preferences or limitations of all or part of the shares of the series;

o change the shares of all or part of the series into a different number of shares of the same series;

o create a new series of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the series;

         o increase the rights, preferences or number of authorized shares of any series that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the series; or

         o cancel, redeem or repurchase all or part of the shares of the series.

         If the holders of shares of a series would otherwise be entitled to vote as a separate voting group on a proposed charter amendment, but the amendment would affect the other series of common stock in the same or a substantially similar way, the holders of all the affected series would vote together on the amendment as a single voting group.



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

         The following illustrations demonstrate the calculation of the number of votes to which each share of MCI group stock would be entitled on all matters on which the holders of WorldCom group stock and the holders of MCI group stock vote together as a single voting group.

         The values for the shares used in these and the other illustrations included in this proxy statement and prospectus are for illustrative purposes only and are not intended to be indicative of actual or future trading values.

         If:

o 3 billion shares of WorldCom group stock and 120 million shares of MCI group stock were outstanding;

o the average market value for the 20-trading day valuation period for MCI group stock was $50 per share; and

o the average market value for the 20-trading day valuation period for WorldCom group stock was $40 per share;

then each share of WorldCom group stock would have one vote and each share of MCI group stock would have 1.25 votes based on the following calculation:


       average market value of
           MCI group stock           $50 per share
       -----------------------   =   -------------   =   1.25 votes per share
       average market value of       $40 per share        of MCI group stock
        WorldCom group stock


         As a result, the shares of WorldCom group stock would represent 3 billion votes, which would equal 95.24% of our total voting power, and the shares of MCI group stock would represent 150 million votes, which would equal 4.76% of our total voting power. These amounts are calculated as follows:


    1 vote per share of    x   3 billion shares of   =  3 billion votes for
    WorldCom group stock       WorldCom group stock     WorldCom group stock


    1.25 votes per share      120 million shares    =   150 million votes for
    of MCI group stock        of MCI group stock           MCI group stock


    3 billion votes for WorldCom group stock      95.24% of total voting power
    ----------------------------------------   =  held by WorldCom group stock
     150 million votes for MCI group stock
   + 3 billion votes for WorldCom group stock


    150 million votes for MCI group stock          4.76% of total voting power
    -------------------------------------      =        held by MCI group
     150 million votes for MCI group stock
   + 3 billion votes for WorldCom group stock


Conversion and Redemption

         Our charter does not provide for either mandatory or optional conversion or redemption of our existing common stock. The articles of amendment will permit the conversion or redemption of WorldCom group stock and MCI group stock as described below.

         Conversion of MCI Group Stock at Our Option at Any Time

         Our board of directors may at any time, without shareholder approval, convert each share of MCI group stock into a number of shares of WorldCom group stock equal to a percentage, set forth below under "-Conversion Ratios," of the ratio of the average market value of one share of MCI group stock to the average market value of one share of WorldCom group stock.

         Except as described below under "Mandatory Dividend, Redemption or Conversion of Stock if Disposition of Group Assets Occurs," our board of directors may not convert shares of WorldCom group stock into shares of MCI group stock without shareholder approval.

         Conversion Ratios. The percentage of the ratio of the average market values will be as follows:

o during the first three years after the implementation of the tracking stock proposal-110%; and

o beginning on the third anniversary of implementation of the tracking stock proposal-100%.

         The premium described above that is provided upon any conversion of MCI group stock is intended for the protection of the holders of that series of stock since a decision by us to convert that stock may be made without the consent of the holders of MCI group stock. The elimination of the premium after the first three years the MCI group stock is outstanding is intended to allow us greater flexibility in using these provisions over time. Provisions similar to these, with comparable declining premiums, are included in the terms of tracking stocks of other public companies that have issued tracking stock. Accordingly, we believe these premiums are necessary in order for us to be able to balance our need to maintain flexibility in our capital structure and the desire of holders of MCI group stock to have a level of certainty regarding the underlying businesses that their security is intended to track.

         Calculation Periods. We will calculate the average market values during the 20-trading day period ending on the fifth trading day prior to the date we begin to mail the conversion notice to holders.

         Tax Event. If at any time there is more than an insubstantial risk of the adverse income tax consequences described below, the percentage of the ratio of the average market values will be 100%. This means that the holders of the MCI group stock to be converted will not receive any premium in a conversion that is effected under such circumstances.

         Our board of directors may exercise our conversion rights at any time without a premium if we receive an opinion of our tax counsel to the effect that, as a result of any amendment to, clarification of, or change or proposed change in, the laws, or interpretation or application of the laws, of the United States or any political subdivision or taxing authority of or in the United States, including:

o            the enactment of any legislation;

o the publication of any judicial or regulatory decision, determination or pronouncement; or

o any announced proposed change in law by an applicable legislative committee or the chairperson of an applicable legislative committee,

regardless of whether the amendment, clarification, change or proposed change is issued to or in connection with a proceeding involving us and regardless of whether the amendment, clarification, change or proposed change is subject to appeal, there is more than an insubstantial risk that:

o for tax purposes, any issuance of WorldCom group stock or MCI group stock would be treated as a sale or other taxable disposition by us or any of our subsidiaries of any of the assets, operations or relevant subsidiaries to which WorldCom group stock or MCI group stock relates;



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

o the issuance or existence of WorldCom group stock or MCI group stock would subject us, our subsidiaries or affiliates, or our or their successors or shareholders to tax or other adverse tax consequences; or

o for tax purposes, either WorldCom group stock or MCI group stock is not, or at any time in the future will not be, treated solely as common stock of WorldCom.

For purposes of rendering this opinion, tax counsel will assume that any legislative or administrative proposals will be adopted or enacted as proposed.

         Purposes of Optional Conversion Provisions; Shareholder
Considerations. These provisions allow us the flexibility to recapitalize WorldCom group stock and MCI group stock into one series of common stock that would, after the recapitalization, represent an equity interest in the combined businesses of the WorldCom group and the MCI group.

         The optional conversion could be exercised at any future time if our board of directors determines that an equity structure consisting of these two series of stock was no longer in the best interests of WorldCom. Our board of directors may decide to convert MCI group stock into WorldCom group stock if the equity capital markets were to use the same criteria in valuing MCI group stock as they use to value WorldCom group stock. For example, if WorldCom group stock were to be valued primarily on the basis of an earnings per share multiple and dividends, rather than multiples of cash flow, and if the performance of the underlying businesses were expected to be similarly based on those criteria, then our board of directors may be more likely to consider converting MCI group stock into WorldCom group stock and eliminate the separate series. A conversion could be exercised, however, at a time that is disadvantageous to the holders of the series of stock related to one group.

         Conversion would be based upon the relative market values of WorldCom group stock and MCI group stock. Many factors could affect the market values of WorldCom group stock and MCI group stock, including:

o            our results of operations and those of each of the groups,

o            trading volume, and

o            general economic and market conditions.

         Market values also could be affected by decisions by our board of directors or our management that investors perceive to affect differently the series of stock related to one group compared to the series of stock related to the other group. These decisions could include:

o            changes to our tracking stock policies,

o            transfers of assets and liabilities between groups,

o            allocations of corporate opportunities, and

o financing resources between the groups and changes in dividend policies.

         The following illustration demonstrates the calculation of the number of shares issuable upon conversion of MCI group stock into shares of WorldCom group stock at our option during the first three years after the implementation of the tracking stock proposal. The values for the shares are for illustrative purposes only and are not intended to be indicative of actual or future trading values.

         If:

o there is not more than an insubstantial risk of adverse income tax consequences;

o 3 billion shares of WorldCom group stock and 120 million shares of MCI group stock were outstanding immediately prior to the conversion;

o the average market value of one share of MCI group stock over the 20-trading day valuation period was $50 per share; and

o the average market value of one share of WorldCom group stock over the 20-trading day valuation period was $40 per share then each share of MCI group stock could be converted into 1.375 shares of WorldCom group stock based on the following calculation:


                            average market value of MCI
                                      group stock
               110%   X     ---------------------------      =
                             average market value of
                               WorldCom group stock


                                  $50 per share
               1.1    X     ---------------------------    =    1.375 shares
                                  $40 per share


         Redemption in Exchange for Stock of Subsidiary

         Our board of directors may at any time, without shareholder approval, redeem on a pro rata basis all of the outstanding shares of WorldCom group stock or MCI group stock in exchange for shares of the common stock of one or more of our wholly owned subsidiaries that own all of the assets and liabilities attributed to the relevant group.

         These provisions give us increased flexibility with respect to splitting off the assets attributed to one of the groups by allowing us to transfer all of the assets attributed to that group to one or more wholly owned subsidiaries and redeeming the related series of common stock with the stock of those subsidiaries. As a result of this redemption, the holders of WorldCom group stock and the holders of MCI group stock would hold securities of separate legal entities operating in distinct lines of business, and would no longer have an interest in WorldCom, Inc. as a whole.

         We currently do not have any intention of redeeming the WorldCom group stock or the MCI group stock for the assets of the relevant group. A redemption, however, could be authorized by our board of directors at any time in the future if it determines that an equity structure comprised of WorldCom group stock and MCI group stock is no longer in the best interests of WorldCom.

         We may redeem shares of WorldCom group stock or MCI group stock for subsidiary stock only if we have funds legally available for distribution under Georgia law.

         Mandatory Dividend, Redemption or Conversion of Stock if Disposition of Group Assets Occurs

         If we dispose of 80% or more of the then fair value of the properties and assets attributed to either the WorldCom group or the MCI group in a transaction or series of related transactions, our board of directors is required to take action that returns the value of the net proceeds of those assets to the holders of the stock related to that group. That action could take the form of a special dividend, a redemption of shares or a conversion into WorldCom group stock. There are exceptions, however, to this requirement that are described below under "-Exceptions to the Mandatory Dividend, Redemption and Conversion Requirement if a Disposition Occurs."

         If no exception applies, our board of directors will elect, without shareholder approval, to do one of the following:

o pay a special dividend to the holders of shares of the stock related to that group in cash and/or securities or other property having a fair value equal to the net proceeds of the disposition;

o            if the disposition involves:

             o 100% of the properties and assets attributed to that group, redeem all outstanding shares of the stock series related to that group in exchange for cash and/or securities or other property having a fair value equal to the net proceeds of the disposition;

             o 80% or more but less than 100% of the then fair market value of the properties and assets attributed to that group, redeem a number of whole shares of the stock related to that group in exchange for cash and/or securities or other property having a fair value equal to the net proceeds of the disposition; the number of shares so redeemed will have in the aggregate an average market value, during the period of ten consecutive trading days beginning on the 51st trading day following the disposition date, closest to the net proceeds of the disposition; or

o convert each outstanding share of MCI group stock into a number of shares of WorldCom group stock equal to 110%, in the case of the sale of assets attributed to the MCI group, or 100% in the case of the sale of assets attributed to the WorldCom group, of the ratio of the average market value of one share of the MCI group stock to the average market value of one share of the WorldCom group stock. However, if, in the case of the sales of assets attributed to the MCI group, the disposition is consummated after the third anniversary of the implementation of the tracking stock proposal, the number of shares to be issued as a result of a conversion will equal 100% of the applicable ratio. We will calculate the average market values during the ten-trading day period beginning on the 51st trading day following the disposition date.

         If we dispose of 80% or more of the then fair value of the properties and assets attributed to the WorldCom group and distribute the net proceeds of the disposition by means of a special dividend or redemption as described in the preceding paragraph, we may at any time thereafter convert each outstanding share of WorldCom group stock into a number of shares of MCI group stock equal to the ratio of the average market value of one share of WorldCom group stock to the average market value of one share of MCI group stock.

         We may only pay a special dividend or redeem shares of WorldCom group stock or MCI group stock if we have funds for distributions under Georgia law and the amount to be paid to holders is less than or equal to the available distribution amount for the group. We will pay the special dividend or complete the redemption or conversion on or prior to the 120th trading day following the disposition date.

         The "net proceeds" of a disposition means an amount equal to what remains of the gross proceeds of the disposition after any payment of, or reasonable provision is made as determined by our board of directors for:

o any taxes we estimate will be payable by us, or which we estimate would have been payable but for the utilization of tax benefits attributable to another group, in respect of the disposition or in respect of any resulting dividend or redemption;

o any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

o any liabilities attributed to the group whose assets are disposed of, including, without limitation:

             o    any liabilities for deferred taxes;

             o any indemnity or guarantee obligations incurred in connection with the disposition or otherwise;

             o    any liabilities for future purchase price adjustments; and

             o any preferential amounts plus any accumulated and unpaid dividends in respect of any preferred stock attributed to that group.

         We may elect to pay the special dividend or redemption price either in:

o            the same form as the proceeds of the disposition were received; or

o any other combination of cash, securities or other property that our board of directors or, in the case of securities that have not been publicly traded for a period of at least 15 months, an independent investment banking firm, determines will have a total market value of not less than the fair value of -the net proceeds.

         The factors our board of directors will consider when it is required to choose among paying a special dividend, redeeming shares or converting shares of MCI group stock into WorldCom group stock will depend upon all of the facts and circumstances at the time. Generally, if we dispose of 80% or more of the properties and assets attributed to a group, we probably would redeem the series of common stock related to that group and exercise our conversion option with respect to the remaining shares of that series because the scope or scale of the remaining properties and assets attributed to the group would likely not provide a reasonable basis for a tracking stock for that group. We may wish to convert the MCI group stock into the WorldCom group stock, even at the applicable premium, if it was then desirable for us to retain the proceeds of the sale for our remaining businesses. However, the likely taxability of an asset sale and dividend or redemption at both the corporate and shareholder levels makes it unlikely that we would dispose of any substantial amount of properties or assets in this manner.

         The following illustrations demonstrate the application of the provisions requiting a mandatory special dividend, redemption or conversion if a disposition occurs prior to the third anniversary of the implementation of the tracking stock. The values for the shares are for illustrative purposes only and are not intended to be indicative of actual or future trading values.

         If:

o            120 million shares of MCI group stock were outstanding;

o the net proceeds of the sale of more than 80% but less than 100% of the properties and assets attributed to the MCI group equals $5.4 billion;

o the average market value of MCI group stock during the ten-trading day valuation period was $50 per share; and

o the average market value of WorldCom group stock during the ten-trading day valuation period was $40 per share;

then we could do any one of the following:

         (1) pay a special dividend to the holders of MCI group stock equal to:

                                     net proceeds
                           -----------------------------------     =
                             number of outstanding shares of
                                      MCI group stock



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

                       $5.4 billion
                  ----------------------     =   $45 per share
                    120 million shares


         (2) redeem for $50 per share a number of shares of MCI group stock equal to:


                       net proceeds
                -------------------------   =
                 average market value of
                     MCI group stock


                      $5.4 billion
                -------------------------   =   108 million shares
                     $50 per shares


         (3) convert each outstanding share of MCI group stock into a number of shares of WorldCom group stock equal to:


                             average market value of MCI
                                      group stock
                 110%   X   ------------------------------  =
                               average market value of
                                WorldCom group stock


                 1.1    X          $50 per share
                            ------------------------------  =  1.375 shares
                                   $40 per share

         Exceptions to the Mandatory Dividend, Redemption or Conversion Requirement if a Disposition Occurs. We are not required to take any of the above actions for any disposition of 80% or more of the properties and assets attributed to either group in a transaction or series of related transactions that results in our receiving for those properties and assets primarily equity securities of any entity that:

o acquires those properties or assets or succeeds to the business conducted with those properties or assets or that controls the acquirer or successor; and

o is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by that group prior to the disposition, as determined by our board of directors.

         The purpose of this exception is to enable us technically to "dispose" of properties or assets of a group to other entities engaged or proposing to engage in businesses similar or complementary to those of that group without requiring a special dividend on, or a redemption or conversion of, the series of stock related to that group, so long as we receive an equity interest in that entity. We are not required to control that entity, whether by ownership or contract provisions.

         In addition, we are not required to effect a special dividend, redemption or conversion if a disposition is:

o of 80% or more of our properties and assets in one transaction or a series of related transactions in connection with our dissolution and the distribution of our assets to shareholders;

o            on a pro rata basis, such as in a split-off;

o made to any person or entity controlled by us, as determined by our board of directors; or

o a disposition conditioned upon the affirmative vote of a majority of the votes entitled to be cast by the holders of the stock related to that group, voting as a separate voting group.

         Notices if Disposition of Group Assets Occurs. Not later than the 45th trading day after the disposition date, we will announce publicly by press release:

o            the net proceeds of the disposition;

o the number of shares outstanding of the series of common stock related to the group to which the disposed assets were attributed;

o the number of shares of that series of common stock into or for which convertible securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price of those convertible securities; and

o if applicable, the outstanding shares fraction on the date of the notice.

         Not earlier than the 61st trading day and not later than the 65th trading day after the disposition date, we will announce publicly by press release whether we will pay a special dividend or redeem shares of stock with the net proceeds of the disposition or convert the MCI group stock into WorldCom group stock.

         We will mail to each holder of shares of the series of stock related to the group to which the disposed assets were attributed the additional notices and other information required by our articles of amendment.

         Disposition of Less than 80% of the Assets. If we dispose of less than 80% of the properties and assets attributed to either the WorldCom group or the MCI group in a transaction or series of transactions, we will attribute the proceeds to the group to which the disposed assets were attributed. We will use those proceeds:

o            in the business of that group;

o for distribution to the holders of the series of stock related to that group; or

o to buy back shares of the series of stock related to that group in the open market.

         We may use those proceeds in the business of another group only if we reattribute to the group to which the disposed assets and proceeds were originally attributed consideration with an equivalent fair value.

         Selection of Shares for Redemption

         If fewer than all of the outstanding shares of a series of stock are to be redeemed, we will redeem those shares proportionately from among the holders of outstanding shares of that series of stock or by a method as may be determined by our board of directors to be equitable.

         Fractional Interests; Transfer Taxes

         We are not required to issue fractional shares of any capital stock or any fractional securities to any holder of either series of stock upon any conversion, redemption, dividend or other distribution described above. If a fraction is not issued to a holder, we will pay cash instead of that fraction.

         We will pay all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities to the holders of record on redemption or conversion of shares.

         Liquidation Rights

         Currently, in the event of our dissolution, the holders of existing common stock are entitled to share equally in our net assets after payment or provision for payment of our debts and other liabilities and the payment of full preferential amounts to which the holders of any preferred stock are entitled.

         Under our articles of amendment, in the event of our dissolution, the holders of WorldCom group stock, the holders of MCI group stock and the holders of any additional series of common stock that is subsequently created will be entitled to receive our assets on a per share basis in proportion to the liquidation units per share of that series. Similar to our existing common stock, however, holders of WorldCom group stock and MCI group stock will be entitled to receive our assets only after payment or provision for payment of the debts and other liabilities of WorldCom and full preferential amounts to which holders of any preferred stock are entitled. In the event of our dissolution, no holder of either series of common stock will have any special right to receive specific assets attributed to the related group.

         The liquidation rights of the series of common stock will be as follows:

o each outstanding share of WorldCom group stock will have one liquidation unit; and

o each outstanding share of MCI group stock will have 1/25 of one liquidation unit.

         The number of liquidation units to which each share of WorldCom group stock and MCI group stock is entitled will not be changed without the approval of the holders of each series of common stock voting as a separate voting group, except in the limited circumstances described below. As a result, the liquidation rights of the holders of the respective series of common stock may not bear any relationship to the relative market values, the relative voting rights of the series of common stock or the relative value of the assets attributed to the groups.

         If we subdivide or combine the outstanding shares of a series of common stock or declare a dividend or other distribution of shares of a series of common stock to holders of that series of common stock, the number of liquidation units of the other series of common stock will be appropriately adjusted. Our board of directors will make this adjustment to avoid any dilution in the relative liquidation rights of any series of common stock.

         Neither a merger or share exchange of WorldCom into or with any other corporation, nor any sale, lease, exchange or other disposition of 80% or more of our assets, will, alone, cause the dissolution of WorldCom for purposes of these liquidation provisions.

         Shares Reserved for Another Group or for Issuance to the Holders of the Series of Stock Related to that Group

         The articles of amendment will allow us to reserve shares of stock related to one group for the other group or for issuance to the holders of the other series of common stock. For example, if one group transfers assets to the other group we may reserve shares related to the other group instead of transferring cash or other assets in exchange for these assets or incurring indebtedness to the transferor group. Any common stock related to one group that we reserve for the other group or for issuance to the holders of the other series of common stock are not outstanding shares and are not entitled to vote until we actually issue them.

         At any time that there are shares of stock related to one group reserved for the other group or for issuance to the holders of the other series of common stock, we will use what we refer to as the outstanding shares fraction to allocate to the other group any dividend or redemption payment made to the holders of the other stock.

         In addition, if at the time of any split off of a group by means of redemption of the stock related to that group for shares of one or more wholly owned subsidiaries, there are shares of stock related to the other group reserved for the split group or for issuance to the holders of stock related to the split group, we will distribute the reserved shares of stock to the split group or the holders of the stock related to the split group.

         The outstanding shares fraction indicates the relationship between the number of shares of a series of common stock held by the public and the number of shares reserved for the other group or for issuance to the holders of the other series of common stock. It is calculated by dividing the number of shares of a series of common stock issued to the public by the sum of the number of shares of that series of stock issued to the public plus the number of shares of that series of stock then reserved for the other group or for issuance to the holders of the other series of common stock.

         The outstanding shares fraction will equal 1.0 at any time that there are no shares of a series of common stock reserved for the other group or for issuance to the holders of the other series of common stock. Immediately after the implementation of the tracking stock proposal, there will be no shares of MCI group stock or WorldCom group stock reserved for the other group or for issuance to the holders of the other series of common stock.

         The following illustration demonstrates the calculation of the outstanding shares fraction.

         If:

o            120 million shares of MCI group stock were outstanding; and

o 30 million shares of MCI group stock were reserved for the WorldCom group or for issuance to the holders of WorldCom group stock;

then the outstanding shares fraction with respect to the MCI group stock would equal 4/5 based on the following calculation:


                   Number of shares of MCI group stock
                               outstanding
               -------------------------------------------   =
                   Number of shares of MCI group stock
               outstanding + Number of reserved shares of
                              MCI group stock


                            120 million shares
               -------------------------------------------   =  4/5
                 120 million shares + 30 million shares


The number of shares of a series of common stock reserved for the other group or for issuance to the holders of the other series of common stock would be increased, without shareholder approval, to reflect:

o            share dividends on that series of common stock;

o reclassifications of that series of common stock resulting in a greater number of shares of that series of common stock outstanding;

o purchases of that series of common stock with assets attributed to the other group;

o transfers to the group related to that series of common stock of assets attributed to the other group; and

o transfers to the other group of liabilities attributed to the group related to that series of common stock.

The number of shares of a series of common stock reserved for the other group or for issuance to the holders of the other series of common stock would be decreased, without shareholder approval, to reflect:

o sales of that series of common stock for the account of the other group;

o share dividends of that series of common stock to the holders of the other common stock;

o the issuance of that series of common stock when convertible securities are converted if those shares of stock were reserved for the other group or for issuance to the holders of the other series of common stock;

o the issuance of that series of common stock when securities convertible into that stock and issued as a distribution to the holders of the other series of common stock are converted;

o reclassifications of that series of common stock resulting in a smaller number of shares of that series of common stock outstanding;

o the redemption of shares of that series of common stock as described under "Mandatory Dividend, Redemption or Conversion of Stock if Disposition of Group Assets Occurs" above;

o transfers to the other group of assets attributed to the group related to that series of common stock; and

o transfers to that group of liabilities attributed to the other group.

         Our board of directors could, without shareholder approval, also increase or decrease the number of shares of a series of common stock reserved for the other group or for issuance to the holders of the other series of common stock under other circumstances as our board of directors determines appropriate to reflect the economic substance of any other event or circumstance.

         Determinations by Our Board of Directors

         Any determinations made in good faith by our board of directors with respect to a series of common stock will be final and binding on all of our shareholders.

         Preemptive Rights

         The holders of any series of common stock will not have any preemptive rights.

         Anti-Takeover Provisions of Georgia Law, Our Charter and Bylaws

         The following discussion concerns material provisions of Georgia law, our charter and bylaws and our restated rights agreement that could be viewed as having the effect of discouraging an attempt to obtain control of WorldCom, Inc.

         Number and Election of Directors

         Our existing bylaws provide that the number of members of the board of directors is fixed by the board of directors, but cannot be less than three. Currently, our board of directors has 12 members. Neither our existing articles of incorporation nor our existing bylaws provide for a staggered board of directors.

         Our existing bylaws provide that directors are elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. No class or series of our shares may elect any director solely by vote of that class or series. Currently, however, no directors are elected by a separate class or series. Our existing articles of incorporation do not provide for cumulative voting.

         Vacancies on the Board of Directors

         Our existing bylaws provide that any vacancy on our board of directors caused by an increase in the number of directors by action of the shareholders will be filled by the shareholders in the same manner as at an annual meeting. Any vacancy created by an increase in the number of directors by action of the board of directors or by the removal or resignation of a director will be filled by the affirmative vote of a majority of the remaining directors, except that a class of shareholders may fill a vacancy created by the removal or resignation of a director elected by that class. Currently, no directors are elected by a separate class or series of shares of our capital stock.

         Shareholder Nominations and Proposals

         Under our bylaws, in order for a shareholder to nominate a candidate for director, timely notice of the nomination must be given to and received by us in advance of the meeting. Ordinarily, notice must be given and received not less than 120 nor more than 150 days before the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from that anniversary date, then notice must be given by the shareholder and received by not earlier than 150 days before the annual meeting and not later than the close of business on the later of the 120th day before the annual meeting or the 10th day following the day on which public announcement of the meeting is first made. In some cases, notice may be delivered and received later if the number of directors to be elected to our board of directors is increased. The shareholder submitting the notice of nomination must describe various matters as specified in the bylaws, including the name, age and address of each proposed nominee, his or her occupation, and the class and number of shares held by the nominee.

         In the case of special meetings of shareholders, the only business that will be conducted, and the only proposals that will be acted upon, will be those that are brought pursuant to our notice of meeting. Nominations for persons for election to the board of directors at a special meeting for which the election of directors is a stated purpose in the notice of meeting may be made by any shareholder who complies with the notice and other requirements of the bylaws. If we call a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if notice from the shareholder is given and received not earlier than 150 days before the special meeting and not later than the close of business on the later of the 120th day before the special meeting or the 10th day following the day on which public announcement of the meeting and/or of the nominees proposed by us is first made. The notice from the shareholder must also include the same information described above.

         In order for a shareholder to bring other business before an annual meeting, timely notice must be given to and received by us within the time limits described above. The shareholder's notice must include:

o a description of the proposed business, which must be a proper subject for action by the shareholders,

o            the reasons for conducting the business, and

o            other matters specified in the bylaws.

         Proposals of other business may be considered at a special meeting requested in accordance with the bylaws only if the requesting shareholder gives and we receive a notice containing the same information as required for an annual meeting at the time the meeting is requested.

         Rights Plan

         Under our current rights agreement, each share of our existing common stock has associated with it one preferred stock purchase right. Each of these rights entitles its holders to purchase at a purchase price of $160, subject to adjustment, two-thirds of 1/1000 of a share of our Series 3 preferred stock under the circumstances provided for in our current rights agreement.

         Our board of directors reviewed our rights plan in connection with the tracking stock proposal and a shareholder proposal approved at the 2000 annual meeting which requested that our board consider the adoption of a bylaw amendment requiring shareholder approval of rights plans. As a result of this review, our board determined to amend our existing rights plan to reflect the creation of the tracking stocks, but otherwise to wait until closer to the September 6, 2001 scheduled expiration of our rights plan to take any further action regarding rights plans.

         Our board of directors will designate shares of our preferred stock as Series 4 Preferred Stock and Series 5 Preferred Stock in connection with the restated rights agreement. As a result, instead of rights currently applicable to our existing common stock:

o each share of WorldCom group stock will have associated with it a right to purchase 1/1000 of a share of series 4 preferred stock at a purchase price described below; and

o each share of MCI group stock will have associated with it a right to purchase 1/1000 of a share of series 5 preferred stock at a purchase price described below.

         The purchase price of the series 4 preferred stock will be equal to $160 multiplied by a fraction the numerator of which is the opening price of the WorldCom group stock on the Nasdaq National Market on the first day that stock is traded after the recapitalization, and the denominator of which is the closing trading price of our existing common stock on the last day immediately prior to the recapitalization. The purchase price of the series 5 preferred stock will equal the difference between $160 and the series 4 preferred stock purchase price.

         The rights will not become exercisable until the earlier of:

o 10 business days following a public announcement that a person or group has become an "acquiring person";

o 10 business days after we first determine that a person or group has become an acquiring person; or

o 10 business days, or a later date as may be determined by our board of directors, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

         Under our current rights agreement and the restated rights agreement, a person becomes an "acquiring person" if the person, alone or together with a group, acquires beneficial ownership of 15% or more of the total voting power of all of our voting stock. For these purposes, the voting power of a person or group will be determined at any time and from time to time as if the day on which the determination is made is the record date for a vote of shareholders.

         The restated rights agreement contains provisions designed to prevent the inadvertent triggering of the rights. For example, it gives a person who inadvertently acquired 15% or more of the total voting power of all of our voting stock and does not have any intention of changing or influencing the control of WorldCom the opportunity to sell a sufficient number of shares so that the acquisition would not trigger the rights. In addition, the rights will not be triggered and a divestiture of shares will not be required by:

o            our repurchase of shares of voting stock, or

o any change in the market values of either series of common stock which could raise the proportion of voting power held by a person to over the applicable 15% threshold.

However, any person who exceeds the threshold as a result of our stock repurchases or any changes in the market values will trigger the rights if the person subsequently acquires any additional shares of voting stock.

         Additionally, at any time a person or a group becomes an acquiring person, the flip-in or flip-over features of our rights or, at the discretion of the board of directors, the exchange features of our rights, may be exercised by any holder, except for the acquiring person. A summary description of each of these features follows:

         "Flip In" Feature. In the event a person or group becomes an acquiring person, each holder of a WorldCom group stock right or MCI group stock right, except for the acquiring person, will have the right to acquire, upon exercise of the right, instead of one ten-thousandth of a share of our Series 4 Preferred Stock or Series

5 Preferred Stock, shares of our WorldCom group stock or MCI group stock, having a value equal to twice the exercise price of the right.

         "Exchange" Feature. After the rights have been triggered, our board of directors may, at its option, exchange the rights, other than rights owned by an acquiring person, at an exchange ratio of one share of WorldCom group stock per WorldCom group right and one share of MCI group stock per MCI group right.

         "Flip Over" Feature. In the event we are acquired in a merger or other business combination transaction or 50% or more of our assets or earning power, are sold, each holder of a right, except for an acquiring person, will have the right to receive, upon exercise of the right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the exercise price of the right.

         Redemption of Rights.  At any time before the earlier to occur of:

o public disclosure that a person or group has become an acquiring person, or

o our determination that a person or group has become an acquiring person,

our board of directors may redeem all of the rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the rights will terminate upon redemption, and at that time, the holders of the rights will have the right to receive only the redemption price for each right held.

         Amendment of Rights. At any time before a person or group becomes an acquiring person, the terms of the restated rights agreement may be amended by our board of directors without the consent of the holders of the rights, including an amendment to lower the trigger thresholds to not less than the greater of:

o any percentage greater than the largest percentage of the voting power of all our voting stock then known to us to be beneficially owned by any person or group, and

o            10% of the voting power of all of our voting stock.

         However, if at any time after a person or group becomes an acquiring person, or acquires a lower percentage as may be amended in the restated rights agreement, of the voting power of our voting stock, our board of directors may not adopt amendments to the restated rights agreement that adversely affect the interests of holders of the rights. Furthermore, once the rights are no longer redeemable, our board of directors may not adopt any amendment that would lengthen the time period during which the rights are redeemable.

         Termination of Rights. If not previously exercised, the rights will expire on September 6, 2001, unless we earlier redeem or exchange the rights or extend the final expiration date.

         Anti-takeover Effects. The rights have anti-takeover effects. Once the rights become exercisable, the rights will cause substantial dilution to a person or group that attempts to acquire or merge with us. Accordingly, the existence of the rights may deter potential acquirors from making a takeover proposal or tender offer. Our rights should not interfere with any merger or other business combination approved by our board of directors since we may redeem our rights as described above and since a transaction approved by our board of directors would not cause the rights to become exercisable.

         Series 4 Preferred Stock. In connection with the creation of the WorldCom group rights, as described above, the WorldCom board of directors authorized the issuance of 4.85 million shares of preferred stock as series 4 junior participating preferred stock.

         WorldCom has designed the dividend, liquidation, voting and redemption features of the WorldCom series 4 preferred stock so that the value of 1/1000 of a share of WorldCom series 4 preferred stock approximates the value of one share of WorldCom group common stock. Shares of WorldCom series 4 preferred stock may only be purchased after the WorldCom group rights have become exercisable, and each share of the WorldCom series 4 preferred stock:

o is nonredeemable and junior to all other series of preferred stock, except the series 5 preferred stock and unless otherwise provided in the terms of those series of preferred stock;

o will have a preferential dividend in an amount equal to the greater of $10 or 1,000 times any dividend declared on each share of WorldCom group stock;

o in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to the greater of $1,000 or 1,000 times the payment made per share of WorldCom group stock;

o will have 1,000 votes, voting together with the common stock and any other capital stock with general voting rights; and

o in the event of any merger, consolidation or other transaction in which shares of WorldCom group stock are converted or exchanged, will be entitled to receive 1,000 times the amount and type of consideration received per share of WorldCom group stock.

         The rights of the WorldCom series 4 preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

         Series 5 Preferred Stock. In connection with the creation of the MCI group rights, as described above, the WorldCom board of directors authorized the issuance of 150,000 shares of preferred stock as series 5 junior participating preferred stock.

         WorldCom designed the dividend, liquidation, voting and redemption features of the WorldCom series 5 preferred stock so that the value of 1/1000 of a share of WorldCom series 5 preferred stock approximates the value of one share of MCI group stock. Shares of WorldCom series 5 preferred stock may only be purchased after the MCI rights have become exercisable, and each share of the WorldCom series 5 preferred stock:

o is nonredeemable and junior to all other series of preferred stock, except the series 4 preferred stock and unless otherwise provided in the terms of those series of preferred stock;

o will have a preferential dividend in an amount equal to the greater of $10 or 1,000 times any dividend declared on each share of MCI group stock;

o in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to the greater of $1,000 or 1,000 times the payment made per share of MCI group stock;

o will have 1,000 votes, voting together with the common stock and any other capital stock with general voting rights; and

o in the event of any merger, consolidation or other transaction in which shares of MCI group stock are converted or exchanged, will be entitled to receive 1,000 times the amount and type of consideration received per share of MCI group stock.

         The rights of the WorldCom series 5 preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

         Business Combination Restrictions

         Our existing articles of incorporation contain a provision, which will be amended by Proposal 2, that requires the approval by the holders of at least 70% of the outstanding shares of our capital stock whose holders are present at a meeting of shareholders and which entitle their holders to vote generally in the election of directors, voting as a single voting group, as a condition to consummate a "business transaction", as described below, involving WorldCom and a "related person", as described below, or in which a related person has an interest, unless:

o the business transaction is approved by at least a majority of our "continuing directors" as described below, then serving on the board of directors or, if the votes of those continuing directors would have been insufficient to constitute an act of the board of directors, then the unanimous vote of the continuing directors is sufficient to approve the transaction so long as at least three continuing directors serve on the board of directors at the time of the unanimous vote; or

o            minimum price and other requirements are met.

         A "business transaction" means:

o any merger, share exchange or consolidation involving us or any of our subsidiaries;

o any sale, lease, exchange, transfer or other disposition by us or any of our subsidiaries of more than 20% of its assets;

o any sale, lease, exchange, transfer or other disposition of more than 20% of the assets of an entity to us or a subsidiary of us;

o the issuance, sale, exchange, transfer or other disposition by us or a subsidiary of us of any securities of us or any subsidiary of us in exchange for cash, securities or other property having an aggregate fair market value of $15 million or more;

o any merger, share exchange or consolidation of us with any subsidiary of us in which we are not the surviving corporation and the charter of the surviving corporation does not contain provisions similar to the business combination restrictions in the existing articles of incorporation;

o any recapitalization or reorganization of us or reclassification of our securities which would have the effect of increasing the voting power of a related person or reducing the number of shares of each class of voting securities outstanding;

o any liquidation, spin-off, split-off, split-up or dissolution of us; or

o any agreement, contract or other arrangement providing for any of the business transactions described above or having a similar purpose or effect.

         A "related person" generally means a person or entity that, together with its affiliates and associates, beneficially owns 10% or more of the voting power of our outstanding voting stock.

         A "continuing director" means a director who either:

o            was a member of the board of directors on September 15, 1993; or

o became a director after that date, and whose election, or nomination for election, was approved by at least a majority of the continuing directors then on the board of directors;

provided that any director who is a related person with an interest in the business transaction to be voted upon, other than a proportionate interest as a shareholder, is not considered a continuing director.